Exhibit 10.3

Land Purchase Agreement

Party A: The People's Government of Fangcheng County

Party B: Nanyang Universal Solar Technology Co., Ltd.,

In order to attract talented people and promising enterprises, the People's Government of Fangcheng County decided to enhance the development of polysilicon industry by helping Nanyang Universal Solar Technology Co., Ltd. to launch its solar panel project. Both parties have made agreement that Nanyang Universal Solar Technology Co., Ltd. would purchase 71280 ㎡ of land locating at Houlin Village, Erlangmiao Town.

The two parties reached an agreement after friendly negotiation as follows:

1.	Acreage and geography location.

North End: South Shuitang farmland; South End: North Liuhezhuang, East End: West Houlinzhuang to West Liuhezhuang road farmland, West End: Liuhezhuang road farmland. The land is rectangle and the acreage is 71280 ㎡ with lengths of 264 meters from east to west and 270 from north to south.

2. Payment.

The price of the land purchased is RMB 27,000 Yuan per Mu (1 Mu is equivalent to 666.6667 m2). The total price is RMB 2,886,300 Yuan. Plus tax on till-land occupation is RMB 1,567,945 Yuan, the final payment is RMB 4,454,245 Yuan. When the agreement is signed and effective, the full payment should be paid to Party A at once to the account as below.
Beneficiary’s Bank name: China Construction Bank, Fangcheng Branch.
Account number: 4100 1518 3100 5000 2533

3.	Party B is authorized a priority for local labor employment and resource use compared with peers with same offer.

4.	Responsibilities.

●	Party B owns the land for 40 years once the full payment and relevant expenses are paid.

●	Party B is responsible to coordinate if Party A’s operation is influenced by any internal conflicts of Party B or any local issues.

●	When this agreement comes into effectiveness，both parties should follow the terms. For further problems, both parties should negotiate.

There are three copies of this agreement.

Party A: The People's Government of Fangcheng County (Stamp)

Party B: Nanyang Universal Solar Technology Co., Ltd. (Stamp)

December 1, 2008